UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
ADVANCED ENERGY INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1625 Sharp Point Drive
Fort Collins, Colorado 80525

NOTICE OF AMENDMENT TO
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2009

April 13, 2009

On April 13, 2009, we amended our Proxy Statement dated March 25, 2009 for the Annual Meeting of Shareholders of Advanced Energy Industries, Inc., which will be held at our offices located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525, on Wednesday, May 6, 2009 at 10:00 a.m. Mountain Daylight Time.

In the Proxy Statement, as amended, we have added a new paragraph entitled “Pledged Shares” at the end of the section entitled “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.” We also have amended the section entitled “PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” to separate the disclosure of audit and audit-related fees incurred in 2008.

You can access the amended Proxy Statement online at www.proxydocs.com/aeis or through the Securities and Exchange Commission website at www.sec.gov.

If you have delivered a proxy, you may revoke that proxy as set forth on page 3 of the Proxy Statement under the heading “Delivery and Revocability of Proxies.”